Exhibit 5.1

3 November 2017	Our Ref: XY/AWL/R1699-H15111

Jianpu Technology Inc.

Sertus Chambers, Governors Square,

Suite #5-204, 23 Lime Tree Bay Avenue,

P.O. Box 2547, Grand Cayman, KY1-1104,

Cayman Islands

Dear Sirs

Jianpu Technology Inc.

We have acted as Cayman Islands legal advisers to Jianpu Technology Inc. (the “Company”) in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the U.S. Securities Act of 1933, as amended, relating to the offering by the Company of American Depositary Shares representing the Company’s Class A ordinary shares of a par value of US$0.0001 each (the “Class A Ordinary Shares”).  We are furnishing this opinion as exhibit 5.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined and relied upon the originals, copies or translations of the documents listed in Schedule 1.

In giving this opinion we have relied upon the assumptions set out in Schedule 2, which we have not independently verified.

We are Cayman Islands Attorneys at Law and express no opinion as to any laws other than the laws of the Cayman Islands in force and as interpreted at the date of this opinion.  We have not, for the purposes of this opinion, made any investigation of the laws, rules or regulations of any other jurisdiction. Except as explicitly stated herein, we express no opinion in relation to any representation or warranty contained in any of the documents cited in this Opinion nor upon matters of fact or the commercial terms of the transactions the subject of this Opinion.

Based upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we consider relevant, and subject to the qualifications set out in Schedule 3, and under the laws of the Cayman Islands, we give the following opinions in relation to the matters set out below.

1.                                      The Company is an exempted company duly incorporated with limited liability, validly existing under the laws of the Cayman Islands and is in good standing with the Registrar of Companies in the Cayman Islands.

2.                                      The authorised share capital of the Company is currently US$100,000 divided into 1,000,000,000 Shares of par value US$0.0001 each, and from the time the

Amended and Restated M&A (defined in Schedule 1) become effective, will be US$150,000 divided into 1,500,000,000 shares comprising of (i) 1,054,458,650 Class A Ordinary Shares of a par value of US$0.0001 each, (ii) 345,541,350 Class B Ordinary Shares of a par value of US$0.0001 each and (iii) 100,000,000 shares of a par value of US$0.0001 each.

3.                                      The issue and allotment of the Class A Ordinary Shares pursuant to the Registration Statement has been duly authorised. When allotted, issued and fully paid for as contemplated in the Registration Statement and when appropriate entries have been made in the Register of Members of the Company, the Class A Ordinary Shares will be validly issued, allotted and fully paid, and there will be no further obligation on the holder of any of the Class A Ordinary Shares to make any further payment to the Company in respect of such Class A Ordinary Shares.

4.                                      The statements under the caption “Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects. Such statements constitute our opinion.

We hereby consent to the use of this opinion in, and the filing hereof, as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforceability of Civil Liabilities”, “Legal Matters” and elsewhere in the prospectus included in the Registration Statement.  In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

/s/ WALKERS
WALKERS

SCHEDULE 1

LIST OF DOCUMENTS EXAMINED

1.                                      The Certificate of Incorporation dated 1 June 2017, the Certificate of Incorporation on Change of Name dated 24 August 2017, the Memorandum and Articles of Association as registered on 1 June 2017, the Amended and Restated Memorandum and Articles of Association as conditionally adopted by special resolution on 19 October 2017 and effective immediately prior to the completion of the initial public offering of the Company’s American Depositary Shares representing its Class A Ordinary Shares (the “Memorandum and Articles”), Register of Members and Register of Directors of the Company, copies of which have been provided to us by the Company (together, the “Company Records”).

2.                                      A Certificate of Good Standing dated 19 October 2017 in respect of the Company issued by the Registrar of Companies in the Cayman Islands (the “Certificate of Good Standing”).

3.                                      A copy of executed written resolutions of the Board of Directors of the Company dated 19 October 2017, a copy of executed written resolutions of the shareholder of the Company dated 19 October 2017 and a copy of executed written resolution of the shareholder of the Company dated 2 November 2017 (the “Resolutions”).

4.                                      A certificate from a director of the Company dated 20 October 2017, a copy of which is attached hereto (the “Director’s Certificate”).

5.                                      The Registration Statement.

SCHEDULE 2

ASSUMPTIONS

1.                                      The originals of all documents examined in connection with this opinion are authentic.  All documents purporting to be sealed have been so sealed.  All copies are complete and conform to their originals.

2.                                      The Company Records are complete and accurate and all matters required by law and the Memorandum and Articles to be recorded therein are completely and accurately so recorded.

3.                                      The Director’s Certificate is true and correct as of the date hereof.

4.                                      The conversion of the any shares in the capital of the Company will be effected via legally available means under Cayman law.

SCHEDULE 3

QUALIFICATIONS

1.                                      Our opinion as to good standing is based solely upon receipt of the Certificate of Good Standing issued by the Registrar.  The Company shall be deemed to be in good standing under section 200A of the Companies Law on the date of issue of the certificate if all fees and penalties under the Companies Law have been paid and the Registrar has no knowledge that the Company is in default under the Companies Law.

Jianpu Technology Inc.

Sertus Chambers, Governors Square,

Suite #5-204, 23 Lime Tree Bay Avenue,

P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Islands

3 November 2017

Walkers
Floor 15

Alexandra House
18 Chater Road, Central
Hong Kong

Dear Sirs,

Jianpu Technology Inc. (the “Company”) — Director’s Certificate

I, Daqing (David) Ye, being a director of the Company, am aware that you are being asked to provide a legal opinion (the “Opinion”) in relation to certain aspects of Cayman Islands law. Capitalised terms used in this certificate have the meaning given to them in the Opinion. I hereby certify that:

1.                                      the amended and restated memorandum and articles of association of the Company as adopted by special resolution passed on 19 October 2017 remain in full force and effect and are otherwise unamended;

2.                                      the written resolutions of the shareholders dated 19 October 2017 were executed (and where by a corporate entity such execution has been duly authorised if so required) by and on behalf of all shareholders in the manner prescribed in the articles of association of the Company, the signatures and initials thereon are those of a person or persons in whose name the resolutions have been expressed to be signed, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect;

3.                                      the written resolutions of the board of directors dated 19 October 2017 were executed by all the directors in the manner prescribed in the articles of association of the Company, the signatures and initials thereon are those of a person or persons in whose name the resolutions have been expressed to be signed, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect;

4.                                      the written resolution of the shareholders dated 2 November 2017 were executed (and where by a corporate entity such execution has been duly authorised if so required) by and on behalf of all shareholders in the manner prescribed in the articles of association of the Company, the signatures and initials thereon are those of a person or persons in whose name the resolutions have been expressed to be signed, are in full force and effect at the date hereof and have not been amended, varied or revoked in any respect; and

5.                                      there is no contractual or other prohibition (other than as arising under Cayman Islands law) binding on the Company prohibiting it from issuing and allotting the Ordinary Shares.

I confirm that you may continue to rely on this Certificate as being true and correct on the day that you issue the Opinion unless I have previously notified you personally to the contrary.

[Signature Page to Follow]

Signature:	/s/ Daqing (David) Ye
Name:	Daqing (David) Ye
Title:	Director